                                                                     Exhibit 5.4


                               Thacher Proffitt & Wood
                                Two World Trade Center
                              New York, New York  10048
                                 Tel: (212) 912-7400
                                Fax: (212) 912-7751/52






                                             March 20, 1998




Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

               Re:  Structured Asset Securities Corporation
                    Collateralized Mortgage Obligations
                    and Mortgage-Backed Certificates;
                    Registration Statement on Form S-3
                    ---------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Structured Asset Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage-Backed Certificates ("Certificates") and Collateralized Mortgage Obligations ("Bonds"; and together with Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series pursuant to separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, the master servicer named therein, the special servicer (if any) named therein, the fiscal agent (if any) named therein, the REMIC administrator (if any) named therein and the trustee to be identified in the prospectus supplement for such series of Certificates. Each Trust Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. The Bonds are issuable in series pursuant to an indenture and a related series supplement (together, an "Indenture"), between an issuer, either the Registrant or an owner trust established by it (the "Owner Trust"), and an indenture trustee, each to be identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

Structured Asset Securities Corporation
March 20, 1998                                                           Page 2.


          In connection with rendering this opinion letter, we have examined the forms of the Trust Agreement and Indenture contained as Exhibits in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the enforceability of such documents.

          In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          Based on the foregoing, we are of the opinion that:

          1. When a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Trust Agreement will be a legal and valid obligation of the Registrant.

          2. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

          3. When a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Trust Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplements delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Trust Agreement.

          4. When an Indenture for a series of Bonds has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Bonds of such series have been duly executed and authenticated in accordance with the provisions of that Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus and prospectus supplements delivered in connection therewith, such Bonds will be legally and validly issued and

Structured Asset Securities Corporation
March 20, 1998                                                          Page 3.


outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Bonds will be entitled to the benefits of that Indenture.

          5. The description of federal income tax consequences appearing under the heading "Federal Income Tax Considerations" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Securities, is accurate with respect to those tax consequences which are discussed.

          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus included in the Registration Statement under the heading "Legal Matters", and in the prospectus supplements relating to each series of Securities with respect to which we act as counsel to the Registrant under the headings "Legal Matters" and "Federal Income Tax Considerations", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.


                                             Very truly yours,


                                             THACHER PROFFITT & WOOD
                                             -----------------------------------
                                             /s/ Thacher Proffitt & Wood